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                                                                  EXHIBIT 10.20


                     CONSULTING AND NONCOMPETITION AGREEMENT


         THIS CONSULTING AND NONCOMPETITION AGREEMENT (the "Agreement") is made as of the 29th day of January, 1998 between WSMP, Inc., a North Carolina corporation (the "Company"), and Charles F. Connor, Jr., a North Carolina resident ("Consultant");

                              W I T N E S S E T H:

         WHEREAS, the Company desires to engage Consultant and Consultant desires to be engaged as a consultant upon the terms and conditions provided herein; and

         WHEREAS, as a condition precedent to the Company's obligation to consummate the transactions (the "Closing") contemplated by that certain Agreement and Plan of Merger dated as of November 14, 1997 (the "Merger Agreement") among the Company, Sagebrush, Inc. ("Sagebrush"), WSMP Acquisition, Inc., L. Dent Miller and Consultant, Consultant is required to execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the covenants contained herein, together with other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Consulting Services. The Company agrees to engage Consultant as a consultant and Consultant hereby accepts such engagement upon the term and conditions set forth in this Agreement. Consultant shall report to the Chief Operating Officer of the Company (or, if none exists, then the Chief Executive Officer of the Company) and shall perform such duties as the Chief Operating Officer or the Chief Executive Officer, as the case may be (the "Superior Officer"), may reasonably require.

         2. Duties. Consultant shall, to the extent requested by the Superior Officer, and at such times and places as the parties may mutually agree, (a) consult with and advise the Company on management and operation of the Company's restaurant franchising and restaurant operations business and (b) market and promote the Company's restaurant franchising and restaurant operations business (collectively, "Consulting Services").

         3. Independent Contractor. The Company and Consultant hereby agree that Consultant is an independent contractor, solely responsible for the manner and form in which he performs Consulting Services. Nothing contained herein shall be construed as creating an employer/employee, master/servant, principal/agent, partnership, joint venture or other similar kind of relationship. Consultant agrees that he will not take any action on behalf of the Company without specific instructions from, and the prior approval of, the Superior Officer, and that he does not have any right or power in any manner to bind or commit the Company to any contract or other obligation with any Person (as defined below) except upon the specific prior written approval of the Superior Officer. To the extent permitted by law, the Company shall not be liable for withholding and remitting to state, federal or local agencies any income tax withholding, FICA tax withholding or similar amount from the consulting fee paid to Consultant or for paying any other similar costs, fees, taxes or contributions associated with the relationship between the Company and Consultant.




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Consultant shall not take any position on any tax return or in any litigation or administrative hearing or proceeding or in any other context that is inconsistent with this Section 3.

         4. Term. This Agreement shall terminate two years from the date of the Closing, unless it is terminated earlier in accordance with other provisions hereof.

         5. Compensation. Consultant shall be entitled to receive an annual consulting fee of $175,000 during the term of this Agreement, payable in equal bi-monthly installments.

         6. Fringe Benefits. During the term of this Agreement, Connor shall be entitled to participate in all such health or accident insurance plans, life insurance plans, major medical plans and other similar plans and arrangements of the Company as from time to time may be in effect for the benefit of the Company's, officers and employees generally, consistent with Section 3 hereof. The parties acknowledge that Consultant presently has group life coverage at the level of $450,000 face amount, and that Company's present plan does not provide for such level of coverage. The Company will use its reasonable efforts to obtain additional term coverage on Consultant, without replacing its standard plan, and subject to the Consultant's insurability.

         Except as heretofore provided, Consultant shall not be entitled to receive any fringe benefits while serving the Company during the term of this Agreement; and his only compensation from the Company, whether in cash or in kind, shall be the annual consulting fee provided for in Section 5 above.

                  Following the conclusion of the Term, Consultant may continue at Consultant's own expense to participate in any such plan, as long as such participation, in the Company's reasonable opinion, does not constitute a violation of the terms of such plan, or Company's contract with any third-party provider of such plan benefits or services.

         7. Termination of this Agreement.

         (a) The Company may, by written notice to Consultant, terminate this Agreement at any time for Cause (as defined below), it being understood that no termination of this Agreement shall affect (1) Consultant's obligations under Sections 9 and 10 of this Agreement, which shall remain in full force and effect, or (2) the Company's obligation under Section 5 to pay Consultant his annual consulting fee for the remainder of the two-year term of this Agreement, except as provided in subsection (iii) hereof. The term "Cause" shall mean:

                  (i) commission of a wrongful act by Consultant that has had or will have a material adverse effect on the business, operations or financial condition of the Company;




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                  (ii)     willful and material failure by Consultant to perform
                           any one or more of the duties assigned to him pursuant to this Agreement;

                  (iii)    engaging in any outside activity prohibited by
                           Section 8 hereof or failing to comply with any provision of Section 9 or 10 hereof, it being understood and agreed by the parties that such activities by Consultant terminate the Company's obligation to continue paying the Consultant under
                           Section 5;

                  (iv)     conviction of a criminal offense by Consultant; or

                  (v) the taking of any act, or the omission to take any act, the reasonably foreseeable result of which act or omission is to adversely affect the operations, goodwill, reputation or image of the Company.

         (b) This Agreement shall terminate upon the death or the Company-approved of Consultant. Neither Consultant nor his estate shall be entitled to receive any severance pay in either such event.


         8. Outside Activities. During the term of this Agreement, Consultant shall serve the Company faithfully and to the best of his ability and shall devote such of his working time and energies to the furtherance of the Company's business as the Company and the Consultant may agree; provided, however, that Consultant may continue to operate and manage any restaurant in which Consultant, but not Sagebrush, owns an equity interest disclosed on the form attached hereto as Exhibit 8 and may expand and develop such restaurants and concepts; and provided further that, while engaged hereunder, Consultant shall not engage in any activity that is detrimental to the Company or that interferes with the performance of his duties hereunder.

         9. Covenant Not to Disclose Confidential Information. During the term of this Agreement, Consultant will be placed in a position by the Company to become acquainted with confidential and privileged information of the Company and its affiliates and successors, including, but not limited to, customer files, customer lists, special customer matters, sales methods and techniques, merchandising concepts and plans, business plans, sources of supply and vendors, special business relationships with vendors, agents and brokers, promotional materials and information, financial matters, mergers, acquisitions, selective personnel matters and confidential processes, designs, formulas, ideas, plans, devices or materials, and other similar matters which are confidential (any and all such information being referred to herein as "Confidential Information"). The use of Confidential Information against the Company would seriously damage the Company's business. Accordingly, Consultant agrees that during the term of this Agreement and at all times thereafter with respect to financial matters and information, and during the Restrictive Period (as defined below) with respect to all other Confidential Information:

         (a) He shall not, directly or indirectly, use, divulge, publish or otherwise reveal or allow to be revealed any aspect of the Confidential Information to any Person except by the Company's prior, express and written consent or as required by law;



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         (b)      He shall refrain from any action or conduct which might
                  reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of the Confidential Information; and

         (c) He has no right to apply for or to obtain any patent, copyright or other form of intellectual property protection with regard to the Confidential Information.

The term "Person" shall mean any person, firm, partnership, trust, corporation or other association (whether governmental or private). The disclosure by Consultant of Confidential Information in the bona fide conduct of his duties under Section 1 of this Agreement shall not constitute a breach of this Agreement. In further consideration of the compensation paid to him by the Company, Consultant agrees that he will promptly communicate, disclose and deliver to the Company any and all inventions, discoveries, marketing concepts and ideas, promotional ideas, trade names, trademarks and other improvements relating to devices, methods, formulas, sales and distribution concepts or processes of any nature whatsoever that are used in the business of the Company and created or developed by Consultant while engaged by the Company. The Company shall have the right, at its expense, to apply for U.S. and foreign patents and trademarks on any inventions, discoveries, trade names, trademarks and other improvements in the name of Consultant. Consultant, upon request, shall at once execute any and all documents relating to the application for and assignment to the Company of all such applications without further compensation for such assignment.

         10. Covenant Not to Compete.

         (a) Covenant. Consultant hereby stipulates, covenants and agrees that, during the Restrictive Period (as defined below), he shall not, directly or indirectly, other than on behalf of the Company, without the Company's prior, express and written consent:

                  (i) Engage in Competition (as defined below) with the Company or any of its successors or assigns; or

                  (ii) Employ or solicit the employment of any individual who is, or has been, at any time during the Restrictive Period or during the twelve complete calendar months immediately preceding the date of this Agreement, an employee of the Company.

         (b) Definitions. As used in this Section, the following terms shall have the following meanings:

                  (i) "Business" shall mean the business conducted by the Company at the date of this Agreement, including the business of restaurant franchising, restaurant operations and food processing; excluding, however, the operation and management of any restaurant in which Consultant, but not Sagebrush, owns an equity interest disclosed on the form attached hereto as
                           Exhibit 8.

                  (ii)     "Competition" shall mean:



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                           (1)      Engaging in a business substantially similar
                                    to the Business within the Territory;

                           (2)      Assisting any Person (whether in a
                                    financial, managerial, employment, advisory or other material capacity) to engage in a business substantially similar to the Business within the Territory provided, however, that nothing herein shall preclude Consultant as a bona fide lessor from leasing restaurant property to a tenant; or

                           (3) Owning any interest in or organizing a corporation, partnership or other business or organization which engages in a business substantially similar to the Business within the Territory; provided, however, that nothing herein shall preclude Consultant from holding not more than one percent of the outstanding shares of common stock of any company whose shares of common stock are listed on a national securities exchange or authorized for quotation by NASDAQ.

                  (iii) "Restrictive Period" shall mean the term of this Agreement.

                  (iv) "Territory" shall mean: the 25-mile radius from (A) any restaurant owned or franchised directly or indirectly by the Company, (B) any food processing facility of the Company or (c) any other sites used directly or indirectly by the Company, in any such case at which Consultant assisted in the operation of the Business; and the 25-mile radius from (X) any restaurant owned or franchised directly or indirectly by Sagebrush or (Y) any other situs at which Sagebrush conducted business directly or indirectly from the date of organization of Sagebrush through the date of termination of this Agreement.

         (c) Reasonable Exception. Should Consultant desire to invest or operate a restaurant which would constitute engaging in competition, Consultant may request the Company's consent to such investment or operation. If the proposed restaurant is of a type similar to a Sagebrush, Prime Sirloin, Western Steer, or Bennetts' restaurant concept, or any concept that the Company at the time is engaged in or has announced plans at the time to engage in, the Company may withhold its consent for any reason. If the proposed restaurant is not of one of the aforenamed concepts, then such consent shall not be unreasonably withheld. The parties agree that proximity to an existing Company restaurant constitutes a reasonable basis for withholding consent.

         11. Enforcement. In the event of any breach of the provisions of this Agreement, the Company, its successors and assigns, in addition to any other remedies that they may have in law or in equity, shall be entitled to any and all of the following remedies:



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         (a)      It is stipulated that a breach or anticipatory breach by
                  Consultant of Section 8, 9 or 10 of this Agreement will cause irreparable damage to the Company and that, accordingly, the Company shall be entitled to an injunction restraining Consultant from attempting to violate, violating or continuing a violation of Sections 8, 9 and 10 of this Agreement. The existence of any claim or cause of action on the part of Consultant against the Company, its successors or assigns, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of these provisions.

         (b) The Restrictive Period shall be extended by any time period during which Consultant is in violation of any of the provisions of this Agreement.

         12. Acknowledgement of Adequate Consideration. The parties stipulate and agree that the employment of Consultant by the Company under this Agreement and the performance of the Company's obligations hereunder constitute sufficient consideration to support enforcement of the covenants of this Agreement.

         13. Acknowledgement of Reasonableness. Consultant has carefully read and considered the provisions of this Agreement in consultation with attorneys of his choice and agrees that the restrictions set forth herein are fair and reasonably required for the Company's protection. In the event that any provision relating to the Restrictive Period and/or the Territory shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographical area such court deems reasonable and enforceable under applicable law, the time period and/or area of restriction considered reasonable and enforceable by the court shall thereafter be the applicable Restrictive Period and/or Territory under this Agreement.

         14. Surrender of Books and Records. Consultant agrees that all files, documents, records, customer lists, vendor and supplier records, books, products, calculations, drawings, descriptions, designs and other materials that come into Consultant's use or possession during the term of this Agreement and that are in any way related to the Company's business shall at all times remain the property of the Company and that, upon the termination of this Agreement for any reason, Consultant shall immediately surrender to the Company all such materials.

         15. Attorneys' Fees. Should it become necessary for the Company to institute legal proceedings as a result of a breach of any terms or covenants contained in this Agreement, the Company shall, if it is the prevailing party in such litigation, be entitled to have and recover from the non-prevailing party reasonable attorneys' fees plus court costs in addition to any and all relief otherwise available to it, either at law or in equity. Should it become necessary for Consultant to institute legal proceedings as a result of a breach of any terms or covenants contained in this Agreement, Consultant shall, if he is the prevailing party in such litigation, be entitled to have and recover from the non-prevailing party reasonable attorneys' fees plus court costs in addition to any and all relief otherwise available to him, either at law or in equity.

         16. Severability. The illegality, unenforceability or invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Agreement, as determined by a court of competent jurisdiction, shall not effect the remaining portions of this Agreement, or any part thereof;


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and, in case of any such illegality, unenforceability or invalidity, this
Agreement shall be construed as if such covenants, phrases, clauses, sentences or paragraphs, to the extent and only to the extent determined to be illegal, unenforceable or invalid, had not been inserted.

         17. Waiver of Breach. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any provision of this Agreement.

         18. Entire Agreement. This Agreement sets forth the entire understanding between the parties relating to the subject matter hereof and supersedes all previous and contemporaneous understandings or agreements, written and oral. This Agreement may be modified only by an agreement in writing, signed by all parties, purporting to modify it.

         19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the principles of conflict of laws thereof.

         20. Notices. Any notice that may be given hereunder shall be in writing and shall be deemed to have been given on the earlier to occur of (a) actual receipt or (b) the second business day after the same shall have been mailed by certified mail, postage prepaid, return receipt requested, to the parties at the addresses listed below:

         If to the Company:                WSMP, Inc.
                                           1 WSMP Drive
                                           Claremont, NC 28610
                                           Attention:  David R. Clark

         If to Consultant:                 Charles F. Connor, Jr.
                                           P.O. Box 730
                                           Claremont, NC 28610


         21. Successors, Heirs and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs and assigns.

         22. Survival. The provisions of Sections 8, 9, 10, 11, 12 and 13 hereof shall survive the termination of this Agreement for any reason and shall remain in full force and effect.

         23. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same Agreement.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            THE COMPANY:

                                            WSMP, Inc.


                                            By: /s/ JAMES C. RICHARDSON, JR.
                                                ------------------------------

                                                 Name:  James C. Richardson, Jr.
                                                        ----------------------

                                                 Title: Chief Executive Officer
                                                        ----------------------



                                            CONSULTANT:

                                            Charles F. Connor, Jr.


                                            /s/ CHARLES F. CONNOR, JR.    (SEAL)
                                            ------------------------------





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